UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-34691	55-0886410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA		02026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (617) 977-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Election of Directors

On January 23, 2019, the board of directors (the “Board”) of Atlantic Power Corporation (the “Company”) appointed Danielle S. Mottor (née Powers) as a director to the Board. As an independent director of the Company, Ms. Mottor will serve on the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Operations and Commercial Oversight Committee. Ms. Mottor will participate in the standard non-employee director compensation arrangements described under the heading “Compensation of Directors” in the Company’s 2018 proxy statement, which was filed with the SEC on April 27, 2018. With the addition of Ms. Mottor, the Board will consist of six members, five of whom are independent and four of whom have been appointed in the past four years.

Ms. Mottor is a Senior Vice President of Concentric Energy Advisors, a consulting firm focused on the North American energy industry, and has had previous roles at ISO New England, Navigant Consulting, XENERGY and New England Power Company. Over the course of her nearly 30-year career, Ms. Mottor has developed expertise in wholesale and retail electric markets, transmission systems, generation asset sales and acquisitions, asset valuation and plant operations. She was extensively involved in the design of the New England Forward Capacity Market. Ms. Mottors holds a Master of Business Administration from Bentley College and a Bachelor of Science in Mechanical Engineering from the University of Massachusetts at Amherst.

(e)       Compensatory Arrangements of Certain Officers

On January 9, 2019, the Board approved, subject to and contingent upon the provision of certain approvals by the Toronto Stock Exchange (the “TSX”), (i) an amendment and restatement of the Fifth Amended and Restated Long-Term Incentive Plan of Atlantic Power Holdings, LLC, as amended (the “5th A&R LTIP”), in the form of the Sixth Amended and Restated Long-Term Incentive Plan of the Company (the “6th A&R LTIP” and, together with the 5th A&R LTIP, the “LTIP”), (ii) a form of amendment to each of the outstanding notional share awards granted under the 5th A&R LTIP, including those held by the Company’s named executive officers (the “Legacy Award Amendments”) and (iii) an amendment to the Transition Equity Grant Participation Agreement between Atlantic Power Services, LLC and James J. Moore, Jr., dated January 22, 2015 (the “TNS Amendment”). On January 23, 2019, the TSX provided the requisite approvals with respect to the foregoing amendments.

The Company adopted the 6th A&R LTIP in order to update and simplify certain terms of the 5th A&R LTIP, including the process through which the compensation committee of the Board (the “Committee”) and the Company’s chief executive officer determine grant allocations, and to provide that the Company (rather than a subsidiary) maintains the LTIP. This amendment did not reserve any additional shares for issuance under the LTIP, did not change or expand the type of awards issuable under the LTIP, did not provide for any additional class of persons to be eligible for awards under the LTIP and did not extend the term of the LTIP. The 6th A&R LTIP eliminates the “target range,” “performance score” and “non-officer LTI pool” concepts from the LTIP and instead simply provides that the Committee, taking into account the factors that it deems appropriate, shall have the discretion to determine and approve a grant to each “officer group” participant, and that the chief executive officer, acting within any parameters set by the Committee, shall have the discretion to determine and approve a grant to each non-officer participant. The 6th A&R LTIP makes certain changes to the vesting schedule of notional share awards compared with those issued under the 5th A&R LTIP, including that (i) such awards will vest on equal installments on the first three anniversaries of their grant date (or of a date set forth in the applicable grant notice), rather than on the first three anniversaries of the date the Company’s financial statements are approved, (ii) in the event a participant’s employment is terminated (x) due to retirement after attaining the age of 62 and following the occurrence of a change of control or (y) due to disability, his or her notional share awards will immediately vest in full and be settled as soon as practicable thereafter, rather than continuing to vest on their original schedule, and (iii) in the event that the Company experiences a change of control, unless a participant’s notional share awards either (x) continue to remain outstanding and the Company’s common shares continue to be publicly traded on a national securities exchange or (y) are replaced with or converted into substantially equivalent awards, including with respect to the vesting schedule, accelerated vesting terms, redemption terms and value of the original notional share awards, that are in respect of equity interests that are publicly traded on a national securities exchange (a change of control where such conditions are not satisfied, a “Non-Qualifying Change of Control”), then, all notional share awards held by such participant will immediately vest and be settled in cash as soon as practicable thereafter, rather than requiring a qualifying termination of employment to occur following such Non-Qualifying Change of Control. In addition, a number of other immaterial updates and revisions were made to the LTIP, including, for example, revising the definition of a change of control and good reason to more clearly comply with Section 409A of the U.S. Internal Revenue Code, clarifying the scope of authorities of the plan administrators and clarifying the treatment of notional share awards upon certain internal transfers or leaves of absence.

In connection with the adoption of the 6th A&R LTIP, the Board also approved the Legacy Award Amendments, in order to conform the vesting schedule applicable to notional share awards granted under the 5th A&R LTIP in the event of a Non-Qualifying Change of Control of the Company to those of awards granted under the 6th A&R LTIP. Specifically, in the event the Company experiences a Non-Qualifying Change of Control, the notional share awards of participants who enter into a Legacy Award Amendment will immediately vest in full, rather than requiring a qualifying termination of employment to occur following such Non-Qualifying Change of Control. In order to comply with Section 409A of the U.S. Internal Revenue Code, following such accelerated vesting, such notional share awards will be settled in cash on the earlier of (i) their originally scheduled vesting date or (ii) the participant’s separation from service (other than due to disability or retirement). The Company intends to enter into a Legacy Award Amendments with each participant holding an outstanding notional share award under the 5th A&R LTIP, including each of the Company’s named executive officers.

The Company also entered into the TNS Amendment with Mr. Moore, the Company’s chief executive officer, in order to conform the vesting schedule applicable to the performance-based portion of Mr. Moore’s transition notional share award in the event of a change of control of the Company to those of awards granted under the 6th A&R LTIP. Mr. Moore’s current agreement provides that his transition notional share award will immediately vest in full and be settled as soon as practicable thereafter in the event Mr. Moore is terminated without cause, resigns for good reason or dies. The TNS Amendment provides that, in addition, in the event the Company experiences a change of control, following which Mr. Moore retires after attaining the age of 62 or becomes disabled, the performance-based portion of Mr. Moore’s transition notional share award will similarly immediately vest in full. The TNS Amendment also (i) clarifies that, in the event of a change of control, the redemption price of Mr. Moore’s transition notional share award will be locked-in at the transaction price, although the redemption of such award will remain subject to Mr. Moore experiencing a qualifying termination, and (ii) clarifies the language providing that upon a termination without cause or resignation for good reason, Mr. Moore’s transition notional share award will vest in full.

The foregoing descriptions of the 6th A&R LTIP, the Legacy Award Amendments and the TNS Amendment are summaries and are qualified in their entirety by reference to the full text of the 6th A&R LTIP, the Legacy Award Amendments and the TNS Amendment, which will be filed as exhibits to the Company’s next periodic report.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2019, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number                Description

99.1	Press Release of the Company, dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: January 23, 2019	By: /s/ Terrence Ronan Name: Terrence Ronan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated January 23, 2019.